                            SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
        Preliminary Proxy Statement
[x]     Definitive Proxy Statement
        Definitive Additional Material
        Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14A-12

                                  ABAXIS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]     $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), or
        14a-6(i) (2)
        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6 (i) (3)
        Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

                ----------------------------------------------------------------
        2)      Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

                ----------------------------------------------------------------
        4)      Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
        (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)      Amount Previously Paid:

                ----------------------------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

                ----------------------------------------------------------------

        3)      Filing Party:

                ----------------------------------------------------------------

        4)      Date Filed:

                ----------------------------------------------------------------

                                  ABAXIS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 9, 1997

TO THE SHAREHOLDERS:

Please take notice that the annual meeting of the shareholders of Abaxis, Inc., a California corporation (the "Company"), will be held on September 9, 1997, at 10:00 a.m. at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

        1.      To elect six directors to hold office for the ensuing year.

        2. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998.

        3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on July 24, 1997, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

                                         By order of the Board of Directors


                                         -----------------------------------
                                         Ting W. Lu, Secretary


Sunnyvale, California
July 29, 1997


IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----

SOLICITATION AND VOTING OF PROXIES..............................................      1

INFORMATION ABOUT                                                                     2
ABAXIS..........................................................................
                Stock Ownership of Certain Beneficial Owners and Management.....      2
                Director Nominees...............................................      4

EXECUTIVE COMPENSATION AND OTHER MATTERS........................................      6
                Summary Compensation Table......................................      6
                Stock Options Granted in Fiscal 1997............................      7
                Option Exercises and Fiscal 1997 Year-End Values................      8
                Compensation of Directors.......................................      8
                Change of Control Arrangements..................................      8
                Section 16(a) Beneficial Ownership Reporting Compliance.........      9

REPORT OF THE COMPENSATION COMMITTEE............................................     10

COMPARISON OF SHAREHOLDER RETURN................................................     12

ELECTION OF DIRECTORS...........................................................     13

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS...................     13

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING....................     14

TRANSACTION OF OTHER BUSINESS...................................................     14

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation ("Abaxis" or the "Company"), for use at its annual meeting of shareholders to be held on September 9, 1997, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is August 6, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                       SOLICITATION AND VOTING OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

On July 24, 1997, the Company had outstanding 11,886,153 shares of its Common Stock held by 265 shareholders of record, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as is equal to the number of shares held multiplied by the number of directors to be elected (six), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                            INFORMATION ABOUT ABAXIS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 14, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the persons named in the Summary Compensation Table, and
(iv) all executive officers and directors of the Company as a group.


                                                                            PERCENT OF
                                                                              ABAXIS
                                                               NUMBER OF   COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                       SHARES  OUTSTANDING(2)
-------------------------                                      ---------   ------------

Gary H. Stroy(3)                                                 369,421       3.0%

Vladimir Ostoich(4)                                              217,132       1.8%

Clinton H. Severson(5)                                            99,167       *

Daniel Wong(6)                                                    63,520       *

Ting W. Lu(7)                                                     61,223       *

Prithipal Singh(8)                                                26,154       *

Paul Hemmes(9)                                                    19,833       *

Ernest S. Tucker, III, M.D.(10)                                   18,646       *

Richard Bastiani, Ph.D. (11)                                       8,104       *

Brenton G. A. Hanlon (12)                                          7,500       *

Executive officers and directors as a group (10 persons)         890,700       7.2%

----------
* Less than 1%

1 The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners listed is Abaxis, Inc., 1320 Chesapeake Terrace, Sunnyvale, CA 94089
2 The percentages shown in this column are calculated from the 11,886,153 shares of Common Stock actually outstanding on July 14, 1997 in addition to options held by that person that are currently exercisable or exercisable within 60 days following July 14, 1997 which are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.
3 Includes an aggregate of 30,000 shares held by Mr. Stroy's son's IRA, the Gary H. Stroy IRA, and the LeAnn Stroy IRA. Also includes 112,708 shares subject to options exercisable by Mr. Stroy within sixty days of July 14, 1997.

4       Includes (i) an aggregate of 58,000 shares held by Dr. Ostoich's IRA,
        (ii) 20,000 shares held by Mrs. Ostoich's IRA, and (iii) 56,618 shares held of record by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife. Also includes 82,514 shares subject to stock options exercisable by Dr. Ostoich within sixty days of July 14, 1997. Does not include shares that are held by his adult children as to which Mr. Ostoich disclaims beneficial ownership.
5 Includes 79,167 shares subject to options exercisable by Mr. Severson within sixty days of July 14, 1997.
6 Includes 2,000 shares of stock held by Mr. Wong's spouse, as to which Mr. Wong disclaims beneficial ownership. Additionally, includes 61,520 shares subject to options exercisable by Dr. Wong within sixty days of July 14, 1997.
7 Includes 57,223 shares subject to options exercisable by Ms. Lu within sixty days of July 14, 1997.
8 Includes 16,154 shares subject to options exercisable by Mr. Singh within sixty days of July 14, 1997.
9 Includes 15,833 shares subject to options exercisable by Mr. Hemmes within sixty days of July 14, 1997.
10 Includes 18,646 shares subject to options exercisable by Dr. Tucker within sixty days of July 14, 1997.
11 Includes 8,104 shares subject to options exercisable by Dr. Bastiani within sixty days of July 14, 1997.
12 Includes 7,500 shares subject to options exercisable by Mr. Hanlon within sixty days of July 14, 1997.

DIRECTOR NOMINEES

This section sets forth the ages and backgrounds of the individuals nominated to be elected to serve as directors of the Company at this annual meeting of shareholders.

                                                                               DIRECTOR
NAME                             POSITION WITH THE COMPANY                   AGE     SINCE
----                             -------------------------                   ---   --------

Gary H. Stroy                    Chairman of the Board of Directors           54     1989

Clinton H. Severson              President,  Chief  Executive  Officer  and   49     1996
                                 Director

Richard Bastiani, Ph.D.          Director                                     54     1995

Brenton G. A. Hanlon             Director                                     51     1996

Prithipal Singh, Ph.D.           Director                                     58     1992

Ernest S.  Tucker,  III, M.D.    Director                                     64     1995


Mr. Stroy, a co-founder of the Company, has served full-time as Chairman of the Board since September 1995. Mr. Stroy served as President and Chief Executive Officer from March 1992 to June 1996. Mr. Stroy also served full-time as Chairman of the Board and Secretary from the Company's incorporation until May 1992 and as Senior Vice President of Sales and Marketing from December 1991 until March 1992. From 1983 to 1989, Mr. Stroy served as President and Chief Executive Officer of Biotrack, Inc. ("Biotrack"), a diagnostic test company which he co-founded and which was sold to Ciba-Geigy in 1990. From 1981 to 1983, he served as Executive Vice President of LifeScan, a diagnostic test company which he co-founded and which was sold to Johnson & Johnson in 1986. Prior to 1981, he was employed in a variety of marketing and management positions by divisions of SmithKline Beecham, American Hospital Supply (Baxter), Syva (Syntex) and Miles Laboratories (Bayer). Mr. Stroy also serves as Chairman of the Board at LXN, a privately-held medical diagnostic company.

Mr. Severson has served as President, Chief Executive Officer and Director of the Company since June 1996. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a medical diagnostic company. From 1984 to 1989, Mr. Severson was employed by 3M Diagnostic Systems, an in-vitro allergy test system manufacturer, last serving as General Manager. From 1978 to 1984, Mr. Severson was employed by Syva Company, a medical diagnostic testing company, in various sales and marketing management positions.


Dr. Bastiani joined the Company's Board of Directors in September 1995. Since September 1995, Dr. Bastiani has been President of Activated Cell Therapy, a biotechnology company. Dr. Bastiani served as President of Syva Company, a medical diagnostic testing company, from February 1991 until June 1995. From 1971 to February 1991, Dr. Bastiani held various positions with Syva Company, including as Vice President of Marketing and Sales from 1984 until February 1991.


Mr. Hanlon joined the Company's Board of Directors in November 1996. Mr. Hanlon is President and COO of Tri-Continent Scientific, a subsidiary of Hitachi Chemical, and a manufacturer of instrumentation for diagnostic applications. Mr. Hanlon served as Vice President and General Manager of Tri-Continent Scientific from 1989 to 1996. From 1984 to 1989, Mr. Hanlon was President of Corus Medical, a medical products company. From 1980 to 1984 he held various marketing positions with Syva Company, a medical diagnostic company.

Dr. Prithipal Singh joined the Company's Board of Directors in June 1992. Dr. Singh is a founder of ChemTrak, Inc., a manufacturer of medical diagnostic equipment, currently serving as Chairman of the Board and Chief Technical Officer. From 1985 to August 1988, Dr. Singh was a Senior Vice President of Idetek, Inc., a animal health care company. From April 1970 to January 1985, Dr. Singh held a number of positions with Syva Corporation, now a division of Behring Diagnostics, most recently as a Vice President.

Dr. Tucker joined the Company's Board of Directors in September 1995. Dr. Tucker has served as Chairman of Pathology at Scripps Clinic and Research Foundation since 1992. From 1989 to 1992, Dr. Tucker was Chairman of Pathology at California Pacific Medical Center. From 1977 to 1988, Dr. Tucker served as the Director of Immunology Reference Lab of the Research Institute of Scripps Clinic.

Meetings of the Board of Directors. During the fiscal year ended March 31, 1997, the Board of Directors of the Company held five meetings, the Audit Committee of the Board of Directors held one meeting and the Compensation Committee of the Board of Directors held one meeting. No director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of the Board on which such director served during fiscal 1997.

During fiscal 1997, three directors served as members of the Company's Audit Committee. Dr. Tucker was a member of the committee for the full year. Mr. Robert J. Kunze was a member of the committee until November 1996 when he left the Board of Directors. Mr. Hanlon became a member of the Board of Directors and the Audit Committee in November 1996. The functions of the Audit Committee include recommending to the Board the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company's independent public accountants.

Dr. Singh and Dr. Bastiani were the members of the Company's Compensation Committee during fiscal 1997. The Compensation Committee reviews and determines compensation criteria for corporate officers. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation during the fiscal years ended March 31, 1997, March 31, 1996 and March 31, 1995 of the Chief Executive Officer of the Company during fiscal 1997 and four other most highly compensated executive officers of the Company in fiscal 1997:

                               SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                   FISCAL                          COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     ANNUAL COMPENSATION ($)  AWARDS
-----------------------------------------    ----------------------------------
                                                                     OPTIONS
                                             SALARY       BONUS      (SHARES)
                                             -------      ------     --------

CLINTON H. SEVERSON(1)              1997     146,535      19,050     250,000
President and Chief Executive
Officer


GARY H. STROY(1)                    1997     169,490      21,000      50,000
Chairman of the Board               1996     209,185         -0-         -0-
                                    1995     185,584      12,960         -0-

VLADIMIR E. OSTOICH                 1997     145,287      23,556      25,000
Vice President of Marketing and     1996     142,248         -0-      15,000
Sales for North America             1995     139,754       9,864      15,000

DANIEL WONG                         1997     135,296      22,825      25,000
Vice President of Development       1996     129,815         -0-      15,000
                                    1995     123,717      57,590      25,000

TING W. LU
Vice President of Finance and       1997     120,104      21,700      25,000
Administration, Chief Financial     1996     116,738         -0-      15,000
Officer and Secretary               1995      91,799       4,462      15,000


(1) In June 1996, Clinton H. Severson succeeded Gary H. Stroy as President and Chief Executive Officer of the Company. Mr. Stroy remains an employee of the Company and continues to serve as Chairman of the Board of Directors of the Company.

STOCK OPTIONS GRANTED IN FISCAL 1997

The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1997, to the persons named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1997

                                                                                    Potential
                                                                                Realizable Value at
                                                                                  Assumed Annual
                                                                                  Rates of Stock
                                                                                Price Appreciation
                  Individual Grants in Fiscal 1997                              for Option Term(1)
-----------------------------------------------------------------------        ---------------------
Name                    Options     % of Total   Exercise    Expriation
                        Granted       Options      Base         Date
                        (#) (2)     Granted to     Price
                                    Employees    ($/SH)(3)                      5% ($)      10% ($)
                                    in Fiscal
                                      Year
                        -------     ----------   ---------   -----------       -------     ---------
Clint H. Severson       250,000       43.2         5.125       06/24/06        805,771     2,041,983

Gary H. Stroy            50,000        8.6         5.625       04/02/06        176,877       448,240

Ting W. Lu               15,000        2.6         5.625       04/02/06         53,063       134,472
Ting W. Lu               10,000        1.7         2.500       03/10/07         15,722        39,844

Vladimir E. Ostoich      15,000        2.6         5.625       04/02/06         53,063       134,472
Vladimir E. Ostoich      10,000        1.7         2.500       03/10/07         15,722        39,844

Daniel Wong              15,000        2.6         5.625       04/02/06         53,063       134,472
Daniel Wong              10,000        1.7         2.500       03/10/07         15,722        39,844


----------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) All options granted in fiscal 1997 were granted pursuant to the Company's 1989 Stock Option Plan. These options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. Under the Company's 1989 Stock Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see "Change of Control Arrangements."

(3)     All options were granted at market value on the date of grant.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUES

The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1997, and unexercised options held as of March 31, 1997, by the persons named in the Summary Compensation Table.

                OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUES


                                                                                    VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT 3/31/97                 3/31/97 ($) (2)
                                              ------------------------------   -----------------------------
                     SHARES
                    ACQUIRED       VALUE
                       ON         REALIZED
  NAME              EXERCISE         ($)      EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)  UNEXERCISABLE
  ----              --------      --------    --------------   -------------   --------------  -------------

Clinton H. Severson    -0-           -0-            -0-           250,000           -0-               -0-

Gary H. Stroy          -0-           -0-         95,000            50,000           69,150            -0-

Vladimir E. Ostoich    -0-           -0-         72,748            32,877           72,750         11,250

Daniel Wong            -0-           -0-         51,666            33,334           -0-            11,250

Ting W. Lu             -0-           -0-         47,266            33,984           -0-            11,250

____________

(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock ($3.625 per share) on March 31, 1997 and is net of the exercise price of such options.


COMPENSATION OF DIRECTORS

All non-employee directors of the Company receive compensation in the amount of $750 per Board meeting they attend plus reimbursement of reasonable travel expenses incurred. In addition, Dr. Tucker serves as a consultant to the Company and receives a monthly compensation of $1,000 plus reimbursement of expenses for attending meetings at or on behalf of the Company. Each of the Company's non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of Common Stock under the Company's Outside Directors Stock Option Plan. In addition, Dr. Tucker receives an additional annual grant of options to purchase 5,000 shares for serving as a consultant. Gary H. Stroy and Clinton H. Severson, the directors of the Company who are also employees of the Company, do not receive any compensation for their services as members of the Board of Directors.

CHANGE OF CONTROL ARRANGEMENTS

The Company's 1989 Stock Option Plan and the Outside Directors Stock Option Plan (the "Option Plans") provide that, in the event of a transfer of control of the Company ("Transfer of Control"), the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under stock option agreements outstanding under the Option Plans (the "Options") or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger constituting a Transfer of Control, the Company's Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Company's Board so determines. Any Options which are neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control. Options which are assumed by the Acquiring Corporation shall become exercisable and vested as provided under the relevant stock option agreements under the Option Plans, unless the Acquiring Corporation terminates the option holder under certain circumstances defined in the Option Plans. Under such circumstances, the holder's Options shall become immediately exercisable and vested as of the date of termination.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock were complied with during fiscal year ended March 31, 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is comprised of two non-employee directors of the Company. The Compensation Committee is responsible for approving all compensation recommended by the President for the Company's executive officers. The Compensation Committee provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of the Company. The goal of the Company's compensation policy for the executive officers is to attract, retain and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives. The Company uses salary, stock options and incentive bonus to meet these goals.

Salaries are initially set for each executive officer according to a range of salaries for similar positions in comparable companies in the Company's industry, as reported in compensation survey information obtained by the Company from compensation consulting firms. Salaries are generally set near the middle of the applicable range for each position, and adjusted for historical and expected contributions of each officer to the Company. Salaries are reviewed annually for comparability against the industry survey and adjustments are made if necessary to maintain competitiveness within the industry. In April 1997, during the company-wide annual salary review, the salaries of the executives of the Company were determined to be within the proper ranges and hence no salary adjustments were made.

The Compensation Committee strongly believes that executive compensation should be based in part on the Company's performance and has used stock options and incentive bonuses to accomplish this goal. In November 1996, the Compensation Committee approved an executive bonus plan with target bonus levels set at 28% to 36% of annual salaries for accomplishing certain Company objectives in fiscal 1997. The Company paid approximately 61% of these targeted bonuses with quarterly payments made in February 1997 and May 1997. In April 1997, the Compensation Committee approved an executive bonus plan with target bonus levels set at 36% to 47% of annual salaries for accomplishing certain Company objectives associated with financial performance in fiscal 1998. At the same time, the Board of Directors approved a bonus plan for the Company's President of 30% of his annual salary for accomplishing certain Company objectives associated with financial performance in fiscal 1998.

The Compensation Committee believes that equity ownership by executive officers serves to align the officers' interests with the interest of shareholders by providing the officers with incentive to build shareholder value. In March 1997, in conjunction with an annual review of company wide stock option grants, the Compensation Committee approved incentive stock options to all officers with the exception of the President and Chief Executive Officer. As part of his employment agreement with the Company, the President and Chief Executive Officer was granted options to purchase 250,000 shares in June 1996. In April 1997, the Board of Directors granted an additional option to purchase 50,000 shares to the President and Chief Executive Officer.

The Board of Directors annually reviews the performance and compensation of the President and Chief Executive Officer of the Company. During the first quarter of fiscal 1997, Gary H. Stroy served as the President and Chief Executive Officer of the Company. In June 1996, Clint H. Severson succeeded Mr. Stroy as President and Chief Executive Officer of the Company.

During fiscal 1997, Mr. Severson's compensation consisted of salary, incentive stock options and performance based bonus. During the annual review, the Board of Directors found Mr. Severson's salary to be appropriate as compared with comparable companies within the Company's industry, based on the compensation survey information obtained by the Company from compensation consulting firms. Mr. Severson was paid an incentive bonus in February 1997 based on the Company's progress toward pre-determined goals for fiscal 1997. During fiscal 1997, Mr. Stroy's compensation as President and Chief Executive Officer of the Company consisted of salary, incentive stock options and performance based bonus. Mr. Stroy was paid an incentive bonus in April 1996 based on performance goals associated with the Company's fiscal 1996 executive bonus plan. Mr. Stroy remains an employee of the Company and continues to serve as Chairman of the Board of Directors of the Company.

COMPENSATION COMMITTEE

Richard Bastiani and Prithipal Singh

                        COMPARISON OF SHAREHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotech) Index for the period commencing on March 31, 1992, and ending on March 31, 1997.1


                   Comparison of Cumulative Total Return From
                   March 31, 1992 through March 31, 1997:(2)

 Abaxis, Inc., Russell 2000 Index and H&Q Health Care (Excluding Biotech) Index



           [ABAXIS, INC., COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH]



(1)     The Company's 1997 fiscal year ended on March 31, 1997.

(2) Assumes that $100.00 was invested on March 31, 1992 in the Company's Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              ELECTION OF DIRECTORS

Six (6) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "INFORMATION ABOUT ABAXIS--Directors" above for information concerning the nominees.

If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected directors.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1998. A representative of Deloitte & Touche is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The Company's Board of Directors approved a change in the Company's independent accountants for the fiscal year ended March 31, 1996, from Ernst & Young LLP ("Ernst & Young") to Deloitte & Touche on January 26, 1996, based on the recommendation of the Audit Committee of the Company. The reports of Ernst & Young for the fiscal year ended March 31, 1995, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended March 31, 1995, and the interim period from April 1, 1995 through January 26, 1996, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal year ending March 31, 1995, or the period from April 1, 1995 through January 26, 1996.

The Company has provided Ernst & Young with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of Ernst & Young to the disclosures set forth in this section.

The Registrant has not consulted with Deloitte & Touche during the fiscal year ended March 31, 1995, and the period from April 1, 1995 through January 26, 1996, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as having been cast affirmatively or negatively on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 1320 Chesapeake Terrace, Sunnyvale, California 94089, no later than April 8, 1998, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1997 annual meeting of shareholders of Abaxis other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              ----------------------------
                                              Ting W. Lu, Secretary


July 29, 1997

                                  ABAXIS, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 9, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS.


        The undersigned hereby appoints Clinton H. Severson and Ting W. Lu, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on September 9, 1997 at 10:00 a.m., local time, at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July 29, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


[x]     Please mark votes
        as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following six (6) persons as directors to hold office for a one-year term and until their respective successors are elected and qualified:

        NOMINEES: Clinton H. Severson, Richard Bastiani, Ph.D., Brenton G.A. Hanlon, Prithipal Singh, Ph.D., Gary H. Stroy, Ernest S. Tucker, III, M.D.
                                              FOR       WITHHELD
                                              [ ]          [ ]

                                              [ ] __________________

                                               For all nominees except
                                               as noted above

2. To consider, approve and ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998


                                               FOR         AGAINST      ABSTAIN
                                               [ ]           [ ]          [ ]

                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [ ]
                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


                        Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:________________ Date:_______ Signature:________________ Date:_______